Interpace Diagnostics Reports First Quarter 2019 Financial Results and Provides Business Update

Quarterly Revenue Grew to $6.0 Million, a 25% Increase Year-over-Year

Annual 2019 Revenue Guidance of $27 to $28 Million, a 25% Increase

Conference Call and Webcast Monday May 13, 2019 at 4:30 pm ET

Parsippany, NJ, May 13, 2019— Interpace Diagnostics Group, Inc. (NASDAQ: IDXG), a fully integrated bioinformatics and commercial molecular diagnostic company, today announced financial results for the first quarter ended March 31, 2019, and reviewed recent business progress.

“We had a strong start to the year highlighted by growth and driven by increasing volume in our gastrointestinal (PancraGEN®) and endocrine (ThyGeNEXT®/ThyraMIR®) businesses,” stated Jack Stover, President and CEO of Interpace Diagnostics. “Based on our solid performance to date, we are pleased to provide 2019 Net Revenue guidance of approximately a 25% increase over the prior year.”

FIRST QUARTER 2019 FINANCIAL PERFORMANCE

●	Net Revenue was $6.01 million, an increase of 25% over the first quarter of 2018;
●	Gross Profit was 56%, an improvement compared to 46% in the first quarter of 2018;
●	Sales & marketing Expenses, were $2.4 million or 40% of Net Revenues an improvement as compared to 41% of Net Revenues in 2018; G&A Expenses for the quarter were $2.9 million as compared to $2.2 million for the prior year first quarter;
●	Loss from Continuing Operations was $(3.4) million as compared to $(3.1) million for 2018;
●	Net Loss per basic and diluted share was $(.10) in 2019 versus $(.11) in the prior year;
●	Net cash used in operations was $3.0 million during the first quarter of 2019 as compared to $2.5 million in the same period of 2018;
●	Cash and cash equivalents were $9.1 million as of March 31, 2019;
●	Adjusted EBITDA (in the attached schedule), which we believe is a meaningful supplemental disclosure that may be indicative of how management and our Board of Directors evaluate Company performance, is defined as income or loss from continuing operations, plus depreciation and amortization, non-cash stock based compensation, interest and taxes, and other non-cash expenses including asset impairment costs, loss on extinguishment of debt, goodwill impairment and change in fair value of contingent consideration and our warrant liability. Accordingly, our Adjusted EBITDA for the three-month periods ended March 31, 2019 and 2018 was $(1.82) million and $(1.76) million, respectively.

FULL-YEAR 2019 GUIDANCE

The company is providing annual Net Revenue guidance of between $27 and $28 million, representing an approximate 25% increase over 2018.

RECENT BUSINESS HIGHLIGHTS

Reimbursement Expansion

●	Announced reimbursement expansion for our thyroid business with Medica in the Midwest for its 1.3 million covered lives;
●	Entered into an agreement with the University of Maryland Medical System (UMMS) to provide Interpace’s molecular products to the entire UMMS network, and
●	Continued to transition the more than 30 Blue Cross/Blue Shield plans we brought in for our thyroid products in 2018.

Clinical Validation Announcements

●	Published data on Interpace’s thyroid registry in Diagnostic Cytopathology, confirming the value of complementary use of ThyGenX® and ThyraMIR® testing, now representing the only test on the market that includes rule-in properties of next-generation sequencing combined with rule-out properties in a micro-RNA classifier, and
●	Published new data on our key pipeline product, BarreGEN®,in BMJ Open Gastroenterology, which provides the first independent evidence of the clinical utility of BarreGEN®.

Commercial & Regulatory Progress

●	Expanded our commercial team by eight new representatives;
●	Expanded services of ThyGeNEXT® and ThyraMIR®, (now clinically validated for use with RNARetain® to process specimens prepared in FFPE samples);
●	Received College of American Pathology Accreditation (CAP) for Pittsburgh, Pennsylvania and New Haven, Connecticut clinical laboratories, and
●	Received New York State regulatory approval of ThyraMIR® for formalin fixed paraffin-embedded (FFPE) tissue samples.

Pipeline and Development Advancements

●	Organized Barrett’s development programs under our leadership team member Dr. Tina Narick;
●	Engaged Dr. Nick Shaheen of University of North Carolina (UNC) to lead Interpace’s Barrett’s Key Opinion Leader (KOL) Group and secured agreements with 11 prominent Barrett’s GI doctors (many involved in various GI in guideline committees) to participate;
●	Progressed with our Clinical Evaluation Process (CEP) for BarreGEN® exploring potential partnerships to expedite the further validation and potential launch of this test, and
●	Continued to evaluate, with third parties, the potential to expand and utilize our bioinformatics data accumulated over multiple years.

CONFERENCE CALL INFORMATION

Interpace will hold a conference call and Webcast on Monday, May 13, 2019, at 4:30 pm ET to discuss financial and operational results for the first quarter ended March 31, 2019. Details are as follow:

Date and Time: Monday, May 13, 2019 at 4:30 pm ET

Dial-in Number (Domestic): (877) 407-0312

Dial-in Number (International): +1 (201) 389-0899

Confirmation Number: 13690534

Webcast Access: https://webcasts.eqs.com/interpacedia20190513/en

The webcast replay will be available on the Company’s website approximately two hours following completion of the call and archived on the Company’s website for 90 days.

About Interpace Diagnostics Group

Interpace is a fully integrated commercial and bioinformatics company that provides clinically useful molecular diagnostic tests and pathology services for evaluating risk of cancer by leveraging the latest technology in personalized medicine for improved patient diagnosis and management. Interpace’s mission is to provide personalized medicine through molecular diagnostics, innovation and data to advance patient care based on rigorous science. The Company currently has four commercialized molecular tests and one test in a clinical evaluation process (CEP); PancraGEN® for the diagnosis and prognosis of pancreatic cancer from pancreatic cysts; ThyGeNEXT® for the diagnosis of thyroid cancer from thyroid nodules utilizing a next generation sequencing assay; ThyraMIR® for the diagnosis of thyroid cancer from thyroid nodules utilizing a proprietary gene expression assay; and RespriDx® that differentiates lung cancer of primary vs. metastatic origin. BarreGEN® for Barrett’s Esophagus, is currently in a Clinical Evaluation Program whereby we gather information from physicians using BarreGEN® to assist us in positioning the product for full launch, partnering and potentially supporting reimbursement with payers. Barrett’s Esophagus is a rapidly growing diagnosis that affects over three million people in the US and over time can progress to esophageal cancer. The Company’s data base includes data from over 50,000 patients who have been tested using the Company’s current products, including over 25,000 molecular tests for thyroid nodules. Interpace has been designated by the 2018 edition of CIO Applications as one of the top 10 companies for providing bioinformatics solutions. Interpace’s mission is to provide personalized medicine through molecular diagnostics, innovation and data to advance patient care based on rigorous science. For more information, please visit Interpace’s website at www.interpacediagnostics.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, relating to the Company’s future financial and operating performance. The Company has attempted to identify forward looking statements by terminology including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. These statements also involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from those expressed or implied by any forward-looking statement. Known and unknown risks, uncertainties and other factors include, but are not limited to, the Company’s history of losses, the Company’s ability to adequately finance its business,  the market’s acceptance of its tests, its ability to retain or secure reimbursement, projections of future revenue and growth, and its ability to maintain its NASDAQ listing. Additionally, all forward-looking statements are subject to the “Risk Factors” detailed from time to time in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other SEC filings. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

CONTACTS:

Investor Relations

Joseph Green, Edison Group

jgreen@edisongroup.com

Non-GAAP Financial Measures

In addition to the United States generally accepted accounting principles, or GAAP, results provided throughout this document, Interpace has provided certain non-GAAP financial measures to help evaluate the results of its performance. We believe that these non-GAAP financial measures, when presented in conjunction with comparable GAAP financial measures, are useful to both management and investors in analyzing the Company’s ongoing business and operating performance. We believe that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the Company’s financial results in the way that management views financial results.

In this document, we discuss Adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA is a metric used by management to measure cash flow of the ongoing business. Adjusted EBITDA is defined as income or loss from continuing operations, plus depreciation and amortization, non-cash stock based compensation, interest and taxes, and other non-cash expenses including asset impairment costs, loss on extinguishment of debt, goodwill impairment and change in fair value of contingent consideration and our warrant liability. The table below includes a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure.

INTERPACE DIAGNOSTICS GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2019	2018

Revenue, net	$6,010	$4,809
Cost of revenue	2,622	2,580
Gross Profit	3,388	2,229

Sales and marketing	2,411	1,991
Research and development	528	501
General and administrative	2,912	2,172
Acquisition related amortization expense	813	813
Total operating expenses	6,664	5,477

Operating loss	(3,276)	(3,248)
Accretion expense	(129)	-
Other income (loss), net	48	111
Loss from continuing operations before tax	(3,357)	(3,137)
Provision for income taxes	5	6
Loss from continuing operations	(3,362)	(3,143)

Loss from discontinued operations, net of tax	$(57)	$(50)

Net loss	$(3,419)	$(3,193)

Basic (loss) income per share of common stock:
From continuing operations	$(0.10)	$(0.11)
From discontinued operations	(0.00)	(0.00)
Net (loss) income per basic share of common stock	$(0.10)	$(0.11)

Diluted (loss) income per share of common stock:
From continuing operations	$(0.10)	$(0.11)
From discontinued operations	(0.00)	(0.00)
Net (loss) income per diluted share of common stock	$(0.10)	$(0.11)

Weighted average number of common shares and common share equivalents outstanding:
Basic	35,147	27,855
Diluted	35,147	27,855

Selected Balance Sheet Data (Unaudited)

($ in thousands)

	March 31,	December 31,
	2019	2018
Cash and cash equivalents	$9,124	$6,068

Total current assets	22,233	17,721
Total current liabilities	9,832	8,492

Total assets	54,382	48,442
Total liabilities	18,611	15,504
Total stockholders equity	35,771	32,938

Selected Cash Flow Data (Unaudited)

($ in thousands)

	For the Three Months Ended
	March 31,
	2019	2018
Net loss	$(3,419)	$(3,193)

Net cash used in operations	$(2,960)	$(2,494)
Net cash provided by (used in) investing activities	1	(60)
Net cash provided by financing activities	6,015	-
Change in cash and cash equivalents	3,056	(2,554)
Cash and equivalents, Beginning	6,068	15,199
Cash and equivalents, Ending	$9,124	$12,645

Reconciliation of Adjusted EBITDA (Unaudited)

($ in thousands)

	Quarters Ended
	March 31,
	2019	2018
Loss from continuing operations	$(3,362)	$(3,143)
Depreciation and amortization	873	854
Stock-based compensation	538	597
Taxes	5	6
Accretion expense	129	-
Mark to market on warrant liability	(3)	(70)
Adjusted EBITDA	$(1,820)	$(1,756)